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                                                                      EXHIBIT 5

                                 Jones, Walker
                              Waechter, Poitevent
                           Carrere & Denegre, L.L.P.

                                                           Place St. Charles
                                                            201 St. Charles
                                                                Avenue
                                                             New Orleans,
                                                         Louisiana 70170-5100

                                 May 23, 1997

Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, LA 70005

  RE:Stewart Enterprises, Inc.
     Class A Common Stock Offering

Ladies and Gentlemen:

  We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed by you on May 23, 1997 with the Securities and Exchange Commission (the "Commission") with respect to an offering by you of up to 4,962,500 shares (the "Company Shares") of Class A Common Stock, no par value per share, and an offering by the Selling Shareholder of 500,000 shares (the "Selling Shareholder Shares") of such common stock. In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and of such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

  Based upon the foregoing, we are of the opinion that the Company Shares and the Selling Shareholder Shares have been duly authorized and that the Company Shares, when issued and sold upon the terms described in the Registration Statement, and the Selling Shareholder Shares, when sold upon the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                           Very truly yours,

                                           Jones, Walker, Waechter,
                                            Poitevent,
                                           Carrere & Denegre, L.L.P.

                                           By:  /s/ L. R. McMillan, II
                                              ________________________________
                                                    L . R. McMillan, II

  Baton Rouge Office: Four United Plaza . 8555 United Plaza Boulevard . Baton
         Rouge, Louisiana 70809-7000 . 504-231-2000 . Fax 504-231-2010
 Washington, D.C. Office: Suite 245, Republic Place . 1776 Eye Street, N.W. .
           Washington, D.C. 20006 . 202-828-8363 . Fax 202-828-6907
Lafayette Office: Suite 210 . 201 Rue Iberville . Lafayette, Louisiana 70508 .
                        318-232-5353 . Fax 318-232-5415